UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

Fidelity Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01571	88-6585799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 563-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 12, 2024, Fidelity Private Credit Fund CSPV LLC (the “CSPV”), as Borrower, a subsidiary of Fidelity Private Credit Fund (the “Fund”), entered into a revolving credit facility (the “Facility”) pursuant to a Credit and Security Agreement (the “Agreement”), with Citibank, N.A., as administrative agent, Virtus Group, LP, as collateral administrator, State Street Bank and Trust Company, as collateral agent, the Fund, as equityholder and collateral manager, and the lenders party thereto (the “Lenders”). The Agreement is effective as of December 12, 2024.

The CSPV may borrow amounts in U.S. dollars or certain other permitted currencies under the Facility. Advances under the Facility drawn in U.S. dollars will initially bear interest at a per annum rate equal to 2.30% plus the Term SOFR Rate as of any date of determination during the revolving period and 2.80% plus the Term SOFR Rate as of any date of determination during the amortization period. Advances under the Facility drawn in currencies other than U.S. dollars will initially bear interest at a per annum rate equal to the applicable benchmark, each as specified in the Agreement, plus 2.30% during the revolving period and 2.80% during the amortization period. The CSPV will also pay a sliding fee of up to the Applicable Margin on average daily undrawn amounts under the Facility.

The principal amount of the Facility is $250,000,000, subject to availability under the borrowing base, which is based on the CSPV’s portfolio investments and other outstanding indebtedness, subject to the satisfaction of certain conditions.

Proceeds of the Facility may be used for general corporate purposes, including, without limitation, repaying outstanding indebtedness, making distributions, contributions and investments, and acquisition and funding, and such other uses as permitted under the Agreement.

The Facility is secured by a first-priority interest in substantially all of the portfolio investments held by the CSPV, subject to certain exceptions.

The availability period under the Facility will terminate on December 12, 2027 (the “Facility Termination Date”) and the Facility will mature on December 12, 2029 (the “Maturity Date”). During the period from the Facility Termination Date to the Maturity Date, the Fund will be obligated to make amortization prepayments as described in the Agreement.

The Agreement includes customary affirmative and negative covenants, including financial covenants requiring the Fund to maintain minimum unencumbered liquidity, and certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature.

The description above is only a summary of the material provisions of the Agreement and is qualified in its entirety by reference to a copy of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation

The information included under Item 1.01 above regarding the Facility and the Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1

Credit and Security Agreement, dated as of December 12, 2024, among Fidelity Private Credit Fund CSPV LLC, as Borrower, the Lenders from time to time parties thereto, Citibank, N.A., as Administrative Agent, Fidelity Private Credit Fund, as Equityholder, Fidelity Private Credit Fund, as Investment Advisor, Virtus Group, LP, as Collateral Administrator, and State Street Bank and Trust Company, as Collateral Agent*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Private Credit Fund

Date: December 17, 2024	By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer